CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 1, 2018, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Heritage-Crystal Clean, Inc. on Form 10-K for the year ended December 30, 2017. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Heritage-Crystal Clean, Inc. on Forms S-3 (File No. 333-193069 and File No. 333-179496) and Forms S-8 (File No. 333-199335, File No. 333-184569 and File No. 333-149791).
/s/ GRANT THORNTON LLP

Chicago, Illinois
March 1, 2018